UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 16, 2005

Gladstone Commercial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	0-50363	020681276
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1616 Anderson Road, Suite 208, McLean, Virginia		22102
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-286-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 16, 2005, Gladstone Commercial Corporation (the "Company") obtained a long-term note payable by collateralizing its Canton, North Carolina property in the amount of $3,150,000. The note accrues interest at an initial interest rate of 6.33% per year until the anticipated repayment date of April 1, 2010. If the note is not repaid before the anticipated repayment date, interest will accrue on the remaining outstanding principal balance from and after the anticipated repayment date at the greater of the initial interest rate plus 2%, or the treasury rate for the week ending prior to the anticipated repayment date plus 2%. The Company may repay this note at any time after June 23, 2009 and not be subject to a prepayment penalty. The note matures on April 1, 2030, however the Company expects to repay the note in full prior to the anticipated repayment date. The Company intends to use the proceeds from the note to acquire additional investments for the portfolio.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the transaction described in Item 1.01 above, the Company entered into a direct financial obligation with Key Bank National Association in the amount of $3,150,000.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation

March 22, 2005	By:	Harry Brill

Name: Harry Brill
Title: Chief Financial Officer